As filed with the Securities and Exchange Commission on December 18, 2008
Registration No. 333-141013

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

Honeywell International Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2640650 (I.R.S. Employer Identification No.)

     101 Columbia Road
P.O. Box 4000
Morristown, New Jersey 07962-2497
(973) 455-2000
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_________________

Thomas F. Larkins, Esq.
Vice President, Corporate Secretary and
Deputy General Counsel
Honeywell International Inc.
101 Columbia Road
P.O. Box 4000
Morristown, New Jersey 07962-2497
(973) 455-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
Registered	Registered	Unit	Price	Registration Fee
Common Stock	(1)	(1)	(1)	(1)

(1)

An indeterminate aggregate amount of the securities being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the related registration fees. Pursuant to Rule 416 under the Securities Act of 1933, the Registrant is also registering an indeterminable number of shares of common stock as may be issued from time to time as a result of stock splits and stock dividends.

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-141013), which became effective March 1, 2007, is being filed by Honeywell International Inc. (“Honeywell”) for the purpose of registering the resale of shares of common stock, par value $1.00 per share, (i) contributed by Honeywell to the Honeywell International Inc. Master Retirement Trust (the “Selling Stockholder”), from time to time, in one or more private transactions, or (ii) purchased by the Selling Stockholder in the open market. No changes or additions are being made hereby to the existing base prospectus that already forms a part of the Registration Statement. Accordingly, such existing base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

Honeywell International Inc.

Common Stock

     This prospectus covers the resale, from time to time, by Honeywell International Inc. Master Retirement Trust (the “Selling Stockholder”), of shares of common stock, par value $1.00 per share, of Honeywell International Inc. (“Honeywell”). The shares of common stock to which this prospectus relates (i) will be contributed by Honeywell to the Selling Stockholder, from time to time, in one or more private transactions, or (ii) may be purchased by the Selling Stockholder in the open market. The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement. The shares of common stock will be held by The Northern Trust Company, the trustee of the Selling Stockholder (the “Trustee”), and sold upon the instructions from an independent, third party investment fiduciary. The investment fiduciary will be chosen by Honeywell’s Pension Investment Committee (the “PIC”) under a delegation of authority from the Retirement Plans Committee of the board of directors of Honeywell, and appointed by the PIC to instruct the Trustee. The investment fiduciary will determine the time and manner of sale of the shares of common stock. See “Selling Shareholder” and “Plan of Distribution.”

     The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the United States exchanges on which our common stock is traded, and at prevailing market prices or negotiated prices, all as more fully described under “Plan of Distribution.”

     This prospectus describes the general manner in which the shares of common stock may be offered or sold by the Selling Stockholder. If necessary, the specific manner in which shares of our common stock may be offered or sold will be described in a prospectus supplement.

     The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Stockholder. Honeywell will not receive any of the proceeds from such sales. See “Use of Proceeds.”

_________________

     Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the London Stock Exchange under the symbol “HON.” On December 17, 2008, the last reported sale price of our common stock on the New York Stock Exchange was $32.82.

_________________

Investing in our common stock involves certain risks. See “Risk Factors” on page 1.

_________________

     Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2008

_________________

     We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, any prospectus supplement, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Honeywell filed with the SEC utilizing a “shelf” registration process. Under this process, the Selling Stockholder may offer our shares of common stock in one or more offerings. Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

     This prospectus provides you with a general description of our shares of common stock. To understand the terms of our securities, you should carefully read this document with any related prospectus supplement. You should also read the documents we have referred you to in “Where You Can Find More Information About Honeywell” below for information on Honeywell and our financial statements.

     In this prospectus and any prospectus supplement, unless otherwise specified, the terms “Honeywell,” “we,” “us” or “our” mean Honeywell International Inc. and its consolidated subsidiaries.

     Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

ii

HONEYWELL

     Honeywell International Inc. is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, control, sensing and security technologies for buildings, homes and industry, turbochargers, automotive products, specialty chemicals, electronic and advanced materials, and process technology for refining and petrochemicals. Honeywell was incorporated in Delaware in 1985 and its principal executive offices are located at 101 Columbia Road, Morristown, New Jersey, 07962-2497. Its main telephone number is (973) 455-2000.

RISK FACTORS

     Investing in Honeywell’s common stock involves risk. Before making an investment decision, you should carefully consider the risks disclosed in Honeywell’s most recent annual and quarterly reports filed with the SEC, as well as other information Honeywell includes or incorporates by reference in this prospectus or any prospectus supplement. These risks could materially affect Honeywell’s business, results of operations or financial condition and cause the value of Honeywell’s common stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS

     The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the Selling Stockholder. Honeywell will not receive any of the proceeds from such sales.

SELLING STOCKHOLDER

     This prospectus covers the resale, from time to time, by the Selling Stockholder, of shares of common stock, par value $1.00 per share, of Honeywell. The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.

     Year-to-date asset returns for Honeywell’s U.S. pension plans are significantly below our expected rate of return due to adverse conditions in the financial markets. In order to improve the funded status of these plans, Honeywell presently expects to contribute an aggregate of up to $1 billion of shares of Honeywell common stock to the Selling Stockholder over the period ending December 31, 2009. Honeywell contributed approximately $200 million of shares of Honeywell common stock to the Selling Stockholder on December 18, 2008. The shares of common stock to which this prospectus relates (i) have been or will be contributed by Honeywell to the Selling Stockholder, from time to time, in one or more private transactions, or (ii) may be purchased by the Selling Stockholder in the open market.

     The Selling Stockholder is a tax-qualified trust that holds the assets for most of our U.S. defined benefit pension plans. We make contributions to the Selling Stockholder from time to time in amounts that are not less than the minimum amount required under, or more than the maximum deductible amount permitted by, the Internal Revenue Code.

     The registration of the shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the Registration Statement of which this prospectus forms a part. The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time, but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us or in the market in the future, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering. See “Plan of Distribution.”

     The shares of common stock are held in the custody of The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675, as the Trustee. Honeywell currently has on-going banking relationships with the Trustee in the ordinary course of business and expects to continue to have similar relationships with the Trustee in the future. The shares of common stock will be held in a separate investment account at the Trustee. An independent, third party investment fiduciary will be chosen by the PIC under a delegation of authority from the Retirement Plans Committee of the board of directors of Honeywell and appointed by the PIC to instruct the Trustee as to any disposition of the shares of common stock. The investment fiduciary will have sole authority to manage the shares of common stock, subject to general investment criteria established by the PIC, and the sole power to vote and to dispose of the shares of common stock.

     In addition to the shares of common stock (i) contributed or to be contributed by Honeywell to the Selling Stockholder, from time to time, in one or more private transactions, or (ii) to be purchased by the Selling Stockholder in the open market, the Selling Stockholder owned 110,600 shares of common stock as of December 17, 2008 managed externally by various investment advisers. The shares offered by this prospectus and the 110,600 shares managed externally by investment advisers for the Selling Stockholder are the only shares of common stock owned by the Selling Stockholder as of December 17, 2008.

DESCRIPTION OF COMMON STOCK

General

     As of the date of this prospectus, we are authorized to issue up to 2,000,000,000 shares of common stock. At September 30, 2008, we had approximately 958 million shares of common stock issued (including approximately 231 million shares held in treasury) and had reserved approximately 123 million shares of common stock for issuance under various employee or director incentive compensation and option plans. The American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Shares of our common stock are listed on the New York Stock Exchange, the Chicago Stock Exchange and the London Stock Exchange under the symbol “HON.”

     The following summary is not complete. You should refer to the applicable provision of Honeywell’s charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

Dividends

     Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of Honeywell, out of funds legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

Voting Rights

     Each holder of common stock is entitled to one vote per share. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Rights Upon Liquidation

     In the event of Honeywell’s voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of Honeywell’s assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

Other Rights

     Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

Possible Anti-Takeover Provisions

     Honeywell’s charter and by-laws provide:

  that the board of directors may establish the number of seats on the board, subject to the right of preferred stockholders to elect directors in certain circumstances and shareowners’ rights to set the number of seats upon the vote of holders of a majority of the outstanding shares of common stock;

  that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

  that special meetings of shareowners generally may be called by the chief executive officer, by a majority of the authorized number of directors, or by the holders of not less than twenty-five percent of the outstanding shares of Honeywell common stock;

  that action may be taken by shareowners only at annual or special meetings and not by written consent; and

  that advance notice must be given to Honeywell for a shareowner to nominate directors for election at a shareowner meeting.

     Any of these provisions could delay, deter or prevent a tender offer for or attempted takeover of Honeywell.

     Our charter permits us to issue up to 40,000,000 shares of preferred stock with terms which may be set by the board of directors of Honeywell or a committee of our board of directors. That preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of Honeywell.

     Under Delaware law, an acquirer of 15% or more of our shares of common stock must wait three years before a business combination with us unless one of the following exceptions is available:

  approval by our board of directors prior to the time the acquirer became a 15% shareowner of Honeywell;

  acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of Honeywell; or

  approval of the business combination by our board of directors and two-thirds of our disinterested shareowners.

PLAN OF DISTRIBUTION

     The Selling Stockholder may, upon the instructions from the independent, third party investment fiduciary, sell all or a portion of the shares of common stock to which this prospectus relates either (1) on the markets in which our common stock is traded or (2) through underwriters or in privately negotiated transactions.

     Market sales may be effected from time to time in one or more transactions (which may involve block transactions):

  on any of the U.S. securities exchanges on which our common stock is listed, including the New York Stock Exchange, in transactions that may include special offerings, exchange distributions pursuant to and in accordance with the rules of such exchanges;

  in the over-the-counter market;

  in transactions otherwise than on such exchanges or in the over-the-counter market; or

  in a combination of any such transactions.

     Such transactions may be effected by the Selling Stockholder, upon instructions from the independent, third party investment fiduciary, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder will act independently of us with respect to the timing, manner and size of each sale.

     The Selling Stockholder may, upon instructions from the independent, third party investment fiduciary, effect such transactions by selling shares of common stock to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated. Such compensation may be received if the broker-dealer acts as either an agent or as a principal. The Selling Stockholder does not expect these discounts or commissions to exceed what is customary in the types of transactions involved. Any offering price, and any discounts or concessions allowed or reallowed or paid to dealers, may be changed from time to time.

     The Selling Stockholder may, upon instructions from the independent, third party investment fiduciary, cause such transactions to be conducted via an underwritten offering. In the case of an underwritten offering, a prospectus supplement with respect to an offering of shares of common stock will set forth the terms of the offering of the shares of common stock, including the name or names of the underwriters, the purchase price and the proceeds to the Selling Stockholder from such sale, any underwriting discounts and other items constituting underwriters’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The shares of common stock will be acquired by the underwriters for their own account and may be sold from time to time in one or more transactions at a fixed public offering price determined at the time of sale. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase shares of common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all the shares of common stock if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The aggregate proceeds to the Selling Stockholder will be the purchase price of the shares of common stock, less discounts and commissions, if any.

     In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any broker-dealers, underwriters or agents who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer, underwriter or agent may be deemed to be underwriting discounts and commissions. We know of no existing arrangements between the Selling Stockholder and any broker-dealer, underwriter or other agent relating to the sale or distribution of the shares of common stock. Honeywell has not engaged any broker-dealer, underwriter or agent in connection with the distribution of the shares of common stock.

     Under the terms of any particular transactions, dealers, underwriters or agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

     Agents and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

     All of the shares of common stock will be listed on the New York Stock Exchange, the Chicago Stock Exchange and the London Stock Exchange. Any agents or underwriters to whom the shares of common stock are sold may make a market in our common stock. However, those agents or underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited financial information of Honeywell International Inc. for the three, six and nine-month periods ended March 31, 2008 and 2007, June 30, 2008 and 2007 and September 30, 2008 and 2007, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 18, 2008, July 18, 2008 and October 17, 2008 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

LEGAL OPINIONS

     Certain legal matters will be passed upon for Honeywell by Jacqueline Whorms, Esq., Assistant General Counsel, Corporate Finance, of Honeywell. As of December 18, 2008, Ms. Whorms beneficially owned 875 shares of Honeywell common stock obtainable through the exercise of options and had 1,400 restricted units and options to acquire 7,000 shares of Honeywell common stock, 875 of which had vested as of December 18, 2008.

WHERE YOU CAN FIND MORE INFORMATION ABOUT HONEYWELL

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

     You may also inspect reports, proxy statements and other information about Honeywell at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005; and the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, IL 60605.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede information on file with the SEC as of the date of this prospectus. We incorporate by reference:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008; and

  Current Reports on Form 8-K filed on February 19, 2008, February 27, 2008, April 7, 2008, May 1, 2008, May 16, 2008, June 11, 2008, July 28, 2008, October 2, 2008, December 12, 2008 and December 17, 2008.

     We incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus and a copy of the indenture and other agreements referred to in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number:

Honeywell International Inc.
101 Columbia Road
P.O. Box 4000
Morristown, NJ 07962-2497
Attention: Vice President and Secretary
Telephone No.: (973) 455-2000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in the light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” and the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated herein by reference, and in our other filings with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Amount*

SEC registration fees	**
Legal fees and expenses	$30,000
Accounting fees and expenses	$10,000
Printer fees	$ 1,800
Total	$41,800

______________
*	All amounts estimated.
**	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duly of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Under Article ELEVENTH of Honeywell’s Amended and Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by the DGCL.

     Under the DGCL, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such a person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     In addition, Honeywell maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

Item 16. Exhibits

Exhibit No.

5.1	Opinion of Jacqueline Whorms, Esq., Assistant General Counsel, Corporate Finance, of Honeywell, with respect to the legality of the securities being registered hereby.

15	Independent Accountants Acknowledgement Letter as to the incorporation of their reports relating to unaudited interim financial information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jacqueline Whorms, Esq., Assistant General Counsel, Corporate Finance, of Honeywell (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24	Powers of Attorney.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

          (1)      To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)      To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

      (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)      That, for the purpose of determining liability under the Securities Act to any purchaser:

      (i)      Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (6)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morristown, State of New Jersey, on December 18, 2008.

HONEYWELL INTERNATIONAL INC.

/s/ Talia M. Griep
/s/ Talia M. Griep
Title: Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
*	Chairman of the Board, Chief	December 18, 2008
David M. Cote	Executive Officer and
Director (Principal Executive
Officer)

/s/ David J. Anderson	Senior Vice President and Chief	December 18, 2008
David J. Anderson	Financial Officer (Principal
Financial Officer)

/s/ Talia M. Griep	Vice President and Controller	December 18, 2008
Talia M. Griep	(Principal Accounting Officer)

*	Director	December 18, 2008
Gordon M. Bethune

*	Director	December 18, 2008
D. Scott Davis

*	Director	December 18, 2008
Linnet F. Deily

*	Director	December 18, 2008
Clive R. Hollick

*	Director	December 18, 2008
Jaime Chico Pardo

*	Director	December 18, 2008
George Paz

*	Director	December 18, 2008
Bradley T. Sheares, Ph.D.

*	Director	December 18, 2008
Eric K. Shinseki

*	Director	December 18, 2008
John R. Stafford

*	Director	December 18, 2008
Michael W. Wright

By: /s/ Thomas F. Larkins
Attorney-in-Fact